As filed with the Securities and Exchange Commission on March 31, 2023

Registration No. 333-261904

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

P3 Health Partners Inc.

(Exact name of registrant as specified in its charter)

Delaware	8000	85-2992794
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2370 Corporate Circle, Suite 300

Henderson, NV 89074

(702) 910-3950

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jessica Puathasnanon

Chief Legal Officer

2370 Corporate Circle, Suite 300

Henderson, NV 89074

(702) 910-3950

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles K. Ruck

Wesley C. Holmes

R. Scott Shean

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

(212) 906-1200

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Post-Effective Amendment No. 2 shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(d) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (this “Amendment”) to the Registration Statement on Form S-1 of P3 Health Partners Inc. (File No. 333-261904), initially filed on December 28, 2021 and declared effective by the Securities and Exchange Commission on January 6, 2022 (the “Registration Statement”), is being filed as an exhibit-only filing solely to file the consent of BDO USA, LLP with respect to its report dated March 31, 2023 relating to the financial statements of P3 Health Partners Inc. contained in its Annual Report on Form 10-K for the year ended December 31, 2022 and included in the Prospectus Supplement No. 7 dated March 31, 2023 filed pursuant to Rule 424(b)(3), filed herewith as Exhibit 23.1 (the “Consent”). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the Consent. The prospectus and the balance of Part II of the Registration Statement are unchanged hereby and have been omitted.

Part II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description of Exhibit
23.1	Consent of BDO USA, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada, on this 31st day of March, 2023.

P3 Health Partners Inc.

By:	/s/ Sherif W. Abdou
Sherif W. Abdou, M.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Sherif W. Abdou	Chief Executive Officer and Director (principal executive officer)	March 31, 2023
Sherif W. Abdou, M.D.

/s/ Atul Kavthekar	Chief Financial Officer (principal financial officer and principal accounting officer)	March 31, 2023
Atul Kavthekar

*	Chairman of the Board	March 31, 2023
Mark Thierer

*	Chief Medical Officer and Director	March 31, 2023
Amir S. Bacchus, M.D.

*	Director	March 31, 2023
Gregory N. Kazarian

*	Director	March 31, 2023
Lawrence B. Leisure

*	Director	March 31, 2023
Jeffrey G. Park

*	Director	March 31, 2023
Thomas E. Price, M.D.

*	Director	March 31, 2023
Mary A. Tolan

*	Director	March 31, 2023
Greg Wasson

By:	/s/ Sherif W. Abdou
Sherif W. Abdou, M.D.
Attorney-in-Fact